Exhibit 10.14A

AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT

BETWEEN

THE WASHINGTON RESEARCH FOUNDATION

AND

OSTEX INTERNATIONAL, INC.

This Amendment is made as of September 5, 2002 (the “Effective Date”), by and between the Washington Research Foundation, a not-for-profit Washington corporation (“WRF”), and Ostex International, Inc., a Washington corporation (“Ostex”).  This Amendment amends the Exclusive License Agreement by and between the WRF and Ostex made on February 10, 1994 (“Agreement”).

Recitals

A.  Whereas the WRF has granted Ostex an exclusive license to the Osteoclast Colony Stimulating Factor (O-CSF) technology (the “Technology”) in accordance with the terms and conditions set forth in the Agreement.

B.  Whereas the Parties now desire to memorialize their understanding that the licensed Patent Rights include the tartrate-resistant acid phosphatase (TRAP) technology disclosed in U.S. Provisional Application No. 60/044,033.

Agreements

Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.                                       Definition of Patent Rights.    Paragraph 1.3 of the Agreement is hereby deleted and replaced with the following new Paragraph 1.3:

1.3  “Patent Rights” means the WRF’s rights to any and all matter claimed in or disclosed by U.S. Patent Application Serial No. 07/770,042, filed October 1, 1991, and U.S. Provisional Application No. 60/044,033, filed April 22, 1997, and WRF’s rights, if any, in any divisions, continuations, continuations-in-part, or reissues arising therefrom and issuing thereon.  Patent Rights also means any rights derived from any matter claimed in or disclosed by any foreign patent application(s) related to, derived from, or claiming priority from U.S. Patent Application Serial No. 07/770,042 or U.S. Provisional Application No. 60/044,033.  As of September 5, 2002, such patent applications are listed in Appendix E, hereby incorporated by reference.

2.                                       Appendix E.  Appendix E of the Agreement is amended, replaced and superceded in its entirety by the new Appendix E attached hereto as Exhibit 1.

3.                                       Ratification of Agreement.  The Agreement is hereby reaffirmed and ratified by the parties thereto.  Except as specifically provided for herein, all of the terms and conditions of the Agreement shall remain unmodified and in full force and effect.

In witness thereof, the Parties have caused this Amendment to be executed by its duly authorized officers as of the date first written above.

Washington Research Foundation	Ostex International, Inc.

/s/ Ronald S. Howard	/s/ Thomas A. Bologna
By: Ronald S. Howell	By: Thomas A. Bologna
President	Chairman, President and CEO

Exhibit 1

APPENDIX E — LIST OF PATENT APPLICATIONS

Country	Application No.	Filing Date	Status

United States	07/770,042	10/1/91	Abandoned
United States	07/954,586	9/30/92	Abandoned
United States	08/305,213	9/13/94	Abandoned
International	PCT/US92/08322	9/30/92	Abandoned
Taiwan	81107753	9/30/92	Abandoned
United States	08/477,598	6/7/95	Abandoned
United States	08/472,476	6/7/95	Abandoned
United States	08/486,187	6/7/95	Abandoned
United States	08/475,661	6/7/95	Abandoned
United States	08/904,919	8/1/97	Abandoned
United States	60/044,033	4/22/97	Abandoned
United States	09/063,958	4/21/98	USPN 6,190,412, issued 2/20/01
United States	09/785,614	2/16/01	Pending
International	PCT/US98/08031	4/21/98	Nationalized in EPO and Japan
Europe	98 918533.5	4/21/98 Int.	Pending
Japan	10-546279	4/21/98 Int.	Pending